UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	88-1203639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Address, zip code, and telephone number, including
area code, of registrant’s principal executive office.)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

As previously reported, on January 2, 2024, KKR & Co. Inc. (together with its subsidiaries, “KKR”) acquired the remaining minority interests of The Global Atlantic Financial Group LLC (together with its subsidiaries, “Global Atlantic”) held by third party co-investors and Global Atlantic employees in exchange for cash and securities exchangeable for shares of KKR & Co. Inc. common stock (the “Acquisition”). Prior to becoming a wholly-owned subsidiary of KKR & Co. Inc. in the Acquisition, Global Atlantic was majority owned and controlled by KKR, and KKR already consolidated Global Atlantic in the consolidated financial statements of KKR & Co. Inc. prior to the Acquisition.  The description of the Acquisition’s closing that is contained in KKR & Co. Inc.’s Current Report on Form 8-K (the “initial Form 8-K”), which was filed with the Securities and Exchange Commission on January 2, 2024, is incorporated herein by reference.

This Current Report on Form 8-K/A amends and supplements the initial Form 8-K to provide the below financial information. No other modifications to the initial Form 8-K are being made by this Form 8-K/A, which should be read in conjunction with the initial Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of Businesses Acquired.

No financial statements are required by Item 9.01(a) of Form 8-K because the financial statements of Global Atlantic have been reflected in the audited consolidated financial statements of KKR & Co. Inc. for more than a complete fiscal year.

(b) Pro Forma Financial Information.

Due to the limited number of pro forma adjustments required to illustrate the effects of the Acquisition, a narrative presentation is furnished below in lieu of pro forma financial statements.

The pro forma adjustments described below are based on available information and certain assumptions that management believes are reasonable under the circumstances to fairly present the pro forma financial information. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations for future periods or the results that would have been achieved if KKR had completed the Acquisition on December 31, 2023 (for the purpose of balance sheet pro forma adjustments) and January 1, 2023 (for the purpose of the income statement pro forma adjustments). The unaudited pro forma financial information should be read in conjunction with the historical financial statements and related notes of KKR & Co. Inc. for the relevant dates and KKR & Co. Inc.’s Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024.

●
As of December 31, 2023, Cash and Cash Equivalents for KKR’s Asset Management (GAAP Basis) and KKR & Co. Inc. Stockholders’ Equity (GAAP Basis) would have been reduced by $2.6 billion and $2.2 billion, respectively, while Noncontrolling Interests would have decreased by $0.4 billion. KKR & Co. Inc. Stockholders’ Equity (GAAP Basis) would have decreased because Global Atlantic had a negative Accumulated Comprehensive Income balance, primarily due to unrealized losses on its available-for-sale fixed maturity investment portfolio. KKR believes that substantially all of these unrealized losses should not be realized as Global Atlantic intends to hold these investments until recovery of the losses, which may be at maturity, as part of its asset liability cash-flow matching strategy.

●
For the year ended December 31, 2023, Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders (GAAP Basis) would have increased from $3.7 billion to $3.8 billion, representing the reallocation of Net Income from Noncontrolling Interests to KKR & Co. Inc. Common Stockholders in the period, which would have resulted in Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock (Basic) to increase from $4.24 to $4.33.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: March 8, 2024	By:	/s/ Robert H. Lewin
	Name:	Robert H. Lewin
	Title:	Chief Financial Officer